UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2014 (March 31, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
On March 31, 2014 (the "Closing Date"), Magellan Petroleum Corporation (the "Company") and its subsidiaries Magellan Petroleum Australia Pty Ltd ("MPA"), Magellan Petroleum (N.T) Pty. Ltd. ("MPNT"), and Jarl Pty. Ltd. ("Jarl") completed the sale of the Company's interests in MPNT and other assets associated with MPA's interests in the Palm Valley and Dingo gas fields ("Palm Valley" and "Dingo," respectively) to Central Petroleum Limited and Central Petroleum PVD Pty. Ltd (collectively, "Central"), pursuant to the Share Sale and Purchase Deed (the "Sale Deed") that was previously reported in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on February 18, 2014 (the "Prior 8-K"). The Prior 8-K contains under Item 1.01 thereof a summary of the terms of the Sale Deed and the related Escrow Agency Deed (the "Transaction Documents") which is incorporated by reference herein, and the Transaction Documents were filed as exhibits to the Prior 8-K and are incorporated by reference in this report.
Pursuant to the terms of the Sale Deed, on the Closing Date MPA sold to Central (i) all of the outstanding shares of MPNT, the Company's wholly owned subsidiary through MPA that owns undivided interests in the production and retention licenses corresponding to the Palm Valley and Dingo gas fields; (ii) certain personal property associated with the Palm Valley and Dingo gas fields; and (iii) certain other business property, business equipment leases, and third-party contracts relevant to the operations at the Palm Valley and Dingo gas fields, including an office leasehold in Brisbane, Australia, which leases and contracts were assigned to and assumed by Central. In exchange, on the Closing Date Central (i) paid the Company a first installment of AUD $15.0 million in cash; and (ii) issued to MPA 39.5 million shares of Central valued at approximately AUD $20.7 million on the Closing Date and representing an approximate 11% ownership in Central's common stock. A second installment of AUD $5.0 million in cash is due to the Company from Central on or before April 15, 2014, for which Central has provided partial security in the form of three deposit banker's undertakings in the total amount of AUD $3.5 million.
In addition, the Company is entitled to receive bonus consideration of 25% of the revenues generated at the Palm Valley gas field from gas sales when the volume-weighted gas price realized at Palm Valley exceeds AUD $5.00/Gigajoule ("GJ") and AUD $6.00/GJ for the first ten years following the Closing Date and for the following five years, respectively, with such prices to be escalated in accordance with the Australian CPI. Between the third and fifth anniversaries of the Closing Date, inclusive, the Company may seek from Central a one-time payment (the "Bonus Discharge Amount") corresponding to the present value, assuming an annual discount rate of 10%, of any expected remaining bonus payments in exchange for foregoing future bonus payments. If the Company receives the Bonus Discharge Amount, bonus payments and the Bonus Discharge Amount shall not exceed AUD $7.0 million. The Company is also entitled to be reimbursed by Central for all third-party expenditures the Company has incurred in the development of the Dingo gas field since October 1, 2013, less AUD $485,000, when the determination of such reimbursable amounts is finalized.
See Item 9.01(b) below for pro forma financial information related to the transaction pursuant to the Sale Deed.

Item 7.01    Regulation FD Disclosure.
On March 31, 2014, the Company issued a press release announcing the completion of the transaction contemplated by the Sale Deed. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.
This report contains or incorporates forward looking statements that involve risks and uncertainties. The word "expect” and similar expressions are intended to identify forward looking statements. No assurance can be given that the results expressed or implied in any forward looking statements will be achieved, and actual results could be affected by one or more risks and uncertainties, which could cause them to differ materially. Among these risks and uncertainties are: (i) risks regarding whether the Company will realize all of the expected benefits from the Sale Deed; and (ii) other risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, and subsequent Quarterly Reports on Form 10-Q. Forward looking statements in this report speak only as of the date of this report, and the Company undertakes no obligation to update or revise such statements except as required by securities laws.

The Sale Deed is not intended to be, and should not be relied upon as including disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Sale Deed contains representations and warranties by the Company and Central which were made only for purposes of that agreement and as of specified dates. The representations, warranties, and covenants in the Sale Deed were made solely for the benefit of the parties to the agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01    Financial Statements and Exhibits.

(b)
Pro forma financial information: Exhibit 99.2 attached hereto and incorporated by reference herein includes the following unaudited pro forma condensed financial statements giving effect to the transaction pursuant to the Sale Deed described under Item 2.01 above:

•	Unaudited pro forma condensed balance sheet as of December 31, 2013.

•	Unaudited pro forma condensed statement of operations for the year ended June 30, 2013.

•	Unaudited pro forma condensed statement of operations for the six months ended December 31, 2013.

•	Notes to the unaudited pro forma condensed financial statements.

(d)	Exhibits: The following exhibits are filed or furnished as part of this report:
Exhibit
No.     Description

2.1*
Share Sale and Purchase Deed dated February 17, 2014, among Magellan Petroleum Australia Pty Ltd, Magellan Petroleum (N.T) Pty. Ltd., Magellan Petroleum Corporation, Jarl Pty. Ltd., Central Petroleum PVD Pty. Ltd, and Central Petroleum Limited (filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on February 18, 2014 and incorporated herein by reference).

2.2
Escrow Agency Deed dated February 17, 2014, between Magellan Petroleum Australia Pty Ltd and Central Petroleum PVD Pty. Ltd. (filed as Exhibit 10.2 to the registrant's Current Report on Form 8-K filed on February 18, 2014 and incorporated herein by reference).

99.1**	Press release of Magellan Petroleum Corporation dated March 31, 2014.

99.2***	Unaudited pro forma condensed financial statements.

*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or attachment to the U.S. Securities and Exchange Commission upon request.

**	Furnished herewith.

***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

March 31, 2014